                                                             EXHIBIT 99(C)


   Offer for all (but not less than 51%) of the Outstanding Shares of Common
                                   Stock of

                        The Americas Growth Fund, Inc.

              on the basis of .431 Share of Common Stock of

                      JWCharles Financial Services, Inc.

                    for each Share of Common Stock of

                        The Americas Growth Fund, Inc.
                                      by

                      JWCHARLES FINANCIAL SERVICES, INC.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, ATLANTA TIME,
 ON                   , 1997, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION
 DATE"). AGRO SHARES WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:                                                          , 1997

  Enclosed for your consideration are the Prospectus dated
(the "Prospectus") and the related Letter of Transmittal which together constitute the "Offer") in connection with the offer by JWCharles Financial Services, Inc., a Florida corporation ("JWCFS"), to exchange .431 share of common stock, par value $.001 per share, of JWCFS (the "JWCFS Common Stock") for each outstanding share of common stock, par value $.01 per share (each, a "Share" and collectively, the "Shares"), of The Americas Growth Fund, Inc., a Maryland corporation ("AGRO"), upon the terms and subject to the conditions set forth in the Offer.

  Shareholders whose certificates evidencing AGRO Shares ("Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date or who cannot complete the procedure for delivery by book-entry transfer to the Exchange Agent's account at a Book-Entry Transfer Facility (as defined in "The Exchange Offer-- Procedure for Tendering AGRO Shares" in the Prospectus) on a timely basis and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described in "The Exchange Offer--Procedure for Tendering AGRO Shares" in the Prospectus. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Exchange Agent.

THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer. Please note the following:

  1. JWCFS is offering to acquire each outstanding AGRO Share in exchange for .431 share of JWCFS Common Stock.

  2. The Offer is being made for all of the outstanding AGRO Shares.

  3. The Offer and withdrawal rights will expire at 12:00 Midnight, Atlanta
time, on                , 1997, unless the Offer is extended.

  4. The Offer is conditioned upon, among other things, JWCFS having received valid tenders (that are not subsequently withdrawn) for a sufficient number of AGRO Shares to equal, when added to AGRO Shares already owned by JWCFS, at least 51% of the outstanding AGRO Shares. See also "The Exchange Offer-- Certain Conditions of the Exchange Offer" in the Prospectus.

  5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of AGRO Shares pursuant to the Offer.

  The Offer is made solely by the Prospectus, dated                 , 1997,
and the related Letter of Transmittal and any amendments or supplements thereto and is being made to all holders of AGRO Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of AGRO Shares in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, JWCFS may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of AGRO Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of JWCFS, JWCharles Securities, Inc., JWCharles Clearing Corp. and/or Corporate Securities Group, Inc., each of which is a registered broker-dealer and wholly-owned subsidiary of JWCFS.

  If you wish to have us tender your AGRO Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. Pursuant to the terms of the Offer, JWCFS may choose not to accept any tender of less than all the AGRO Shares beneficially owned by you. Accordingly, if you authorize the tender of your AGRO Shares, all such AGRO Shares will be tendered. Please forward your instructions to us as soon as possible to allow us ample time to tender AGRO Shares on your behalf prior to the expiration of the Offer.

 Instructions with Respect to the Offer to Exchange each Outstanding Share of
                                Common Stock of
                        The Americas Growth Fund, Inc.

                    for .431 Share of Common Stock of
                      JWCHARLES FINANCIAL SERVICES, INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed
Prospectus, dated              , (the "Prospectus"), and the related Letter of
Transmittal (which together constitute the "Offer") relating to the offer by JWCharles Financial Services, Inc., a Florida corporation ("JWCFS"), to exchange .431 share of common stock, par value $.001 per share, of JWCFS for each outstanding share of common stock, par value $.01 per share (collectively, the "Shares"), of The Americas Growth Fund, Inc., a Maryland corporation.

  You are instructed to tender to JWCFS the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

 Number of AGRO Shares to be Tendered*____________________________ AGRO Shares

 Acount Number _________________

 Date __________________________


                                   SIGN HERE


 Signature(s) ________________________________________________________________

 Please type or print name(s) here ___________________________________________

 Please type or print address(es) here _______________________________________

 Area Code and Telephone Number ______________________________________________

 Taxpayer Identification or Social Security
 Number ______________________________________________________________________

* Pursuant to the terms of the Offer, JWCFS may choose not to accept a tender of less than all the Shares beneficially owned by you. Accordingly, if you attempt to tender less than all of your Shares, JWCFS may decide not to accept your tender. Unless otherwise indicated, it will be assumed that all of your AGRO Shares held by us for your account are to be tendered.